Exhibit 2(k)(3)(iv)


                         THE HIGH YIELD PLUS FUND, INC.

                                FOURTH AMENDMENT

                                       To

                                CREDIT AGREEMENT


      This Fourth Amendment (this "AMENDMENT") dated as of March 11, 1997 amends the Credit Agreement dated as of October 31, 1993 as amended by the First Amendment dated as of October 30, 1994 the Second Amendment dated as of September 1, 1995 and the Third Amendment dated as of May 15, 1996 (as so amended, the "CREDIT AGREEMENT"), between THE HIGH YIELD PLUS FUND, INC. (the "BORROWER") and THE FIRST NATIONAL BANK OF BOSTON (the "BANK"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

      WHEREAS, the Borrower and the Bank have executed the Credit Agreement providing for a revolving credit facility for borrowings by the Borrower to leverage its investment portfolio in amounts up to $30,000,000; and

      WHEREAS, the Borrower has requested that the interest rates applicable to certain loans under credit facility be reduced, and the Bank is willing to so extend the facility on the terms and conditions set forth below;

      NOW, THEREFORE, the Bank and the Borrower agree as follows:

      SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT.

      Section 2.7(a)(ii) of the Credit Agreement is hereby amended by deleting the percentage "1%" appearing therein and substituting therefor the percentage "0.55%".

      SECTION 2. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants as follows:

      (a) The execution and delivery of this Amendment and the performance by the Borrower of the Credit Agreement as amended hereby, are within the powers of the Borrower, have been duly authorized by all necessary and proper action on the part of the Borrower, and do not and will not (i) violate or contravene any provision of the Borrower's Articles of Incorporation bylaws, or any amendment thereof, (ii) violate or contravene any provision of the Borrower's Prospectus or Registration Statement, (iii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property or assets of the Borrower under, any agreement, trust deed, indenture, mortgage or other instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is


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bound or affected,  or (iv) violate or contravene  any provision of any material law, regulation, order ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official.

      (b) This Amendment and the Credit Agreement as amended hereby and all the provisions hereof and thereof constitute the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' right and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

      (c) No authorization, approval, consent or other action by, and no notice to or filing with, any shareholder or creditor of the Borrower, or governmental or regulatory agency or authority, is required to make valid and legally binding the execution and delivery by the Borrower of this Amendment and the performance of the Credit Agreement as amended hereby or the consummation by the Borrower of the transactions contemplated hereby and thereby, or the exercise by the Bank of its rights and remedies hereunder or thereunder.

      SECTION 3. CONDITIONS TO EFFECTIVENESS.

      This effectiveness of this Amendment is conditioned upon the following:

      (a) receipt by the Bank and the Borrower of a duly executed counterpart of this Amendment;

      (b) the representations and warranties contained in Section 4 of the Credit Agreement shall be true and correct in all material respects of the date hereof as though made on and as of the date hereof, except that the references in Section 4 to "this Agreement" shall mean and be deemed to be references to the Credit Agreement as amended hereby; and

      (c) No Default under the Credit Agreement shall have occurred and be continuing.

      (d) this amendment shall become effective immediately following the occurrence of items (a), (b), and (c) above. The continued effectiveness of this amendment, however, is subject to approval, by duly executed resolution, of the Board of Directors of the Borrower at its next regularly scheduled meeting following the preliminary effectiveness of this amendment.

      SECTION 4. MISCELLANEOUS.

      (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Credit Agreement as amended hereby.

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      (b) Except as amended and modified hereby,  the Credit Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, convenants and agreements therein shall remain in full force and effect.

      (c) This Amendment and the modifications to the Credit Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                    THE HIGH YIELD PLUS FUND, INC.


                                    By:
                                       --------------------------------
                                    Title:  Assistant Secretary



                                    THE FIRST NATIONAL BANK OF BOSTON



                                    By:
                                       --------------------------------
                                    Title:  Vice President


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